Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF MAY 31, 2016

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$29,220
Cash equivalents held in trust	3,140
Total investments held in trust	32,360
Cash and cash equivalents	269
Fixed-maturity securities, at fair value	3,554
Accrued investment income	171
Prepaid expenses	7
Premiums receivable	294
Total assets	$36,655

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$1,017
Losses payable	15
Unearned premiums	478
Accrued ceding commission expense	26
Other liabilities	131
Total liabilities	1,667
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(34,892)
Total stockholder’s equity	34,988
Total liabilities and stockholder’s equity	$36,655

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MAY 31, 2016

(in thousands)

Revenues:
Premiums earned	$299
Net investment loss	(2)
Total revenues	297
Expenses:
Underwriting expense	30
General and administrative expenses	140
Total expenses	170
Income before federal income taxes	127
Federal income tax benefit	—
Net income	$127